UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

DDR Corp.

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2013, DDR Corp. (the “Company”) held its annual meeting of shareholders. The matters presented to shareholders for vote and the final voting results on such matters were as follows:

1.	Eleven directors, each to serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Terrance R. Ahern	270,447,949	12,177,942	87,177	10,138,734
James C. Boland	281,586,772	1,039,240	86,876	10,138,734
Thomas Finne	270,652,597	11,974,785	85,686	10,138,734
Robert H. Gidel	270,680,959	11,945,522	86,587	10,138,734
Daniel B. Hurwitz	281,417,299	1,213,248	82,521	10,138,734
Volker Kraft	270,796,414	11,835,171	81,483	10,138,734
Rebecca L. Maccardini	281,546,012	1,084,015	83,041	10,138,734
Victor B. MacFarlane	280,886,098	1,739,230	87,740	10,138,734
Craig Macnab	281,250,816	1,380,570	81,682	10,138,734
Scott D. Roulston	281,594,688	1,003,620	114,760	10,138,734
Barry A. Sholem	270,554,825	12,063,519	94,724	10,138,734

2.	An amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of authorized common shares, par value $0.10 per share, from 500,000,000 to 600,000,000, which results in an increase in the total number of authorized shares of the Company from 511,000,000 to 611,000,000, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
290,158,048	2,441,081	194,147	58,526

3.	An amendment to the Company’s Amended and Restated Code of Regulations to permit the Board of Directors to amend the Code of Regulations in accordance with Ohio Law was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
227,416,397	55,127,755	168,770	10,138,734

4.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2013 was approved by the following vote:

For	Against	Abstain
291,944,701	686,553	220,472

5.	The shareholder advisory vote regarding the compensation of the Company’s named executive officers was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
265,777,435	16,719,417	216,209	10,138,734

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.
(Registrant)

Date: May 15, 2013	/s/ David E. Weiss
David E. Weiss
Executive Vice President and General Counsel